                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                       Baldwin Technology Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                One Norwalk West
                               40 Richards Avenue
                           Norwalk, Connecticut 06854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 1999

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on the 16th day of November, 1999 at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect three Class III Directors to serve for three-year terms or until their respective successors are elected and qualify.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 30, 1999, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut.

     By Order of the Board of Directors.

                                          Helen P. Oster
                                          Secretary

Norwalk, Connecticut
October 15, 1999

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                PROXY STATEMENT

                                                            Norwalk, Connecticut
                                                                October 15, 1999

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on the 16th day of November, 1999 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 15, 1999.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of any matters voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 30, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 1999 consisted of 14,353,947 shares of Class A Common Stock and 1,835,883 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors constituting the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, but only so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 1999 the number of outstanding shares of Class B Common Stock constituted approximately 11% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock voting together are entitled to elect six of the eight Directors constituting the entire Board of Directors.

     Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

     With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 1999 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and
(d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                               BENEFICIAL OWNERSHIP
                                               ----------------------------------------------------
                                                    AMOUNT AND NATURE
                                                      OF OWNERSHIP                 PERCENT OF
NAME AND ADDRESS                               ---------------------------    ---------------------
OF BENEFICIAL OWNER                            CLASS A(1)         CLASS B     CLASS A(1)    CLASS B
-------------------                            ----------        ---------    ----------    -------
Paradigm Capital Management(2)...............  1,306,100                 0        7.5%          --
  9 Elk Street
  Albany, New York 12207
Gabelli Funds, Inc.(3).......................  1,114,500                 0       7.28%          --
  One Corporate Center
  Rye, New York 10580
Shufro Rose & Ehrman(4)......................  1,011,100                 0       6.77%          --
  745 Fifth Avenue
  New York, New York 10151
The TCW Group, Inc.(5).......................    913,000                 0        6.0%          --
  865 South Figueroa Street
  Los Angeles, California 90017
Dimensional Fund Advisors Inc.(6)............    897,700                 0       5.94%          --
  1299 Ocean Ave., 11th floor
  Santa Monica, California 90401
Akira Hara(7)................................    891,751(8)        360,600(9)     6.2%        18.6%
  Baldwin Japan Limited
  2-4-34 Toyo, Kohtoh-ku
  Tokyo 135, Japan
Gerald A. Nathe(7)...........................    494,333(8)(10)    520,144(9)     3.4%        25.5%
  Baldwin Technology Company, Inc.
  40 Richards Avenue
  Norwalk, Connecticut 06854
Jane G. St. John(11).........................    443,831           404,864        3.1%        22.1%
  P.O. Box 3236
  Blue Jay, California 92317
Wendell M. Smith(7)(12)......................    270,634(13)       548,683        1.9%        29.9%
  10 Manor House
  Smith's FL07, Bermuda

                                                               BENEFICIAL OWNERSHIP
                                               ----------------------------------------------------
                                                    AMOUNT AND NATURE
                                                      OF OWNERSHIP                 PERCENT OF
NAME AND ADDRESS                               ---------------------------    ---------------------
OF BENEFICIAL OWNER                            CLASS A(1)         CLASS B     CLASS A(1)    CLASS B
-------------------                            ----------        ---------    ----------    -------
William J. Lauricella........................    134,344(8)(14)    109,333(9)       *          5.7%
  Baldwin Technology Company, Inc.
  40 Richards Avenue
  Norwalk, Connecticut 06854
S. Roger Johansson...........................     75,000(8)         66,667(9)       *          3.5%
  Baldwin Amal AB
  V:a Bangatan 8, Box 9
  S662 21 Amal, Sweden
Judith A. Booth(7)...........................     13,582(8)(15)        418(9)       *            *
  4301 Silver Fox Drive
  Naples, Florida 34119
M. Richard Rose(7)...........................     12,115(8)         20,885(9)       *          1.1%
  4606 Willow Cove
  Geneva, New York 14456
Samuel B. Fortenbaugh III(7).................      9,115(8)            885(9)       *            *
  Morgan, Lewis & Bockius LLP
  101 Park Avenue
  New York, New York 10178
John T. Heald, Jr.(7)........................      7,487(8)            213(9)       *            *
  Sappi Fine Paper Company
  225 Franklin Street, 28th Floor
  Boston, Massachusetts 02110
Ralph R. Whitney, Jr.(7).....................      7,115(8)        100,885(9)       *          5.5%
  Hammond Kennedy Whitney & Company, Inc.
  230 Park Avenue
  New York, New York 10169
All executive officers and directors
  of the Company as a group
  (including 10 individuals, named
  above)(16).................................  1,915,476(8)      1,728,713(9)    12.7%        75.5%
                                                (10)(12)
                                               (13)(14)(15)

---------------
  * = Less than 1%.

 (1) Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount shown as Class A Common Stock in the table above does not include those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. If the shares of Class B Common Stock owned by the individuals named above were converted, their respective Amount of Ownership of Class A Common Stock and their Percent of Class A Common Stock owned would be as follows: Mr. Hara, 1,252,351 -- 8.4%; Mr. Smith, 819,317 -- 5.5%; Mr. Nathe,
     1,014,477 -- 6.7%; Mrs. St. John, 848,695 -- 5.7%; Mr. Lauricella,
     243,677 -- 1.7%; with less than 1%, Dr. Rose, 33,000; Mr. Fortenbaugh, 10,000; Ms. Booth, 14,000; Mr. Whitney, 108,000; Mr. Heald, 7,700; Mr.
     Johansson, 141,667; and as to all executive officers and directors of the Company as a group, 3,644,189 -- 21.7%.

 (2) Amount and Nature of Ownership and Percent of Class is based on Schedule 13G dated February 5, 1999 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, as of December 31, 1998.

 (3) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 7 to Schedule 13D dated February 19, 1998 filed with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner.

 (4) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 2 to Schedule 13G dated February 13, 1999 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 1998.

 (5) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 3 to Schedule 13G dated February 12, 1999 filed with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner as of December 31, 1998.

 (6) Amount and Nature of Ownership and Percent of Class is based on an Amendment to Schedule 13G dated February 11, 1999 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, as of December 31, 1998.

 (7) Member of the Board of Directors of the Company.

 (8) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 143,333 shares; Mr. Nathe, 323,333 shares; Mr. Lauricella, 128,333 shares; Dr. Rose, 4,471 shares; Mr. Fortenbaugh, 7,115 shares; Ms. Booth, 3,582 shares; Mr. Whitney, 7,115 shares; Mr. Johansson, 75,000 shares; Mr. Heald, 1,787 shares; and as to all executive officers and directors of the Company as a group, 694,069 shares.

 (9) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 100,000 shares; Mr. Nathe, 200,000 shares; Mr. Lauricella, 83,333 shares; Dr. Rose, 885 shares; Mr. Fortenbaugh, 885 shares; Ms. Booth, 418 shares; Mr. Whitney, 885 shares; Mr. Johansson, 66,667 shares; Mr. Heald, 213 shares; and as to all executive officers and directors of the Company as a group, 453,286 shares.

(10) Includes 11,000 shares of Class A Common Stock held jointly with Mr. Nathe's wife; also includes 160,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment and Consulting Agreements section below.

(11) Includes 24,000 shares of Class B Common Stock owned by Mrs. St. John's husband, John G. St. John, President of a division of the Company, 51,666 shares of Class A Common Stock subject to options which are exercisable within 60 days by Mr. St. John and 4,800 shares of Class A Common Stock held by the St. Johns as custodians for their children.

(12) The record owner of 259,500 and 504,015 of such shares of Class A Common Stock and Class B Common Stock, respectively, is Polestar Corporation. The record owner of 20,668 of such shares of Class B Common Stock is Polestar Limited. All outstanding shares of capital stock of Polestar Corporation and Polestar Limited are owned beneficially and of record by Wendell M. Smith.

(13) Does not include 14,400 shares of Class A Common Stock owned by Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership.

(14) Includes 6,010 shares of Class A Common Stock held in Mr. Lauricella's account under the Company's Profit Sharing and Savings Plan and 1 share of Class A Common Stock held for Mr. Lauricella in the Stock Bonus Fund under said Plan.

(15) Includes 6,000 shares held in trust, 3,000 shares held in an Individual Retirement Account, and 1,000 shares owned jointly with Ms. Booth's husband.

(16) Does not include 32,546 shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus of the Company.

     To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company's Board of Directors, the number having been set by the Board of Directors in accordance with the Company's By-laws. Judith A. Booth (a Class I Director) and M. Richard Rose (a Class II Director) were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.

     At this year's Annual Meeting, three Directors will be elected to Class
III. If elected, their new terms will expire at the Annual Meeting in 2002. Akira Hara, Ralph R. Whitney, Jr. and John T. Heald, Jr., nominated to serve as Class III Directors, may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

     The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of a nominee that is unable to serve.

     Set forth below are the names of all Directors and nominees and certain biographical information with respect to each such Director and nominee.

NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING:

CLASS III

     Akira Hara, age 64, has served as a Vice President and Director of the Company and as President of Baldwin Asia Pacific Corporation since 1989. He was President of Baldwin Japan Limited from 1979 through 1999 and President of the Company's Graphic Products and Controls Group from April 1997 through September 1999. Mr. Hara currently serves as Chairman of Baldwin Japan Limited.

     Ralph R. Whitney, Jr., age 64, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its Chairman. He also serves as a director of IFR Systems, Inc., a communications test equipment company, First Technology Corp., a manufacturer of bimetal fuses and sensing devices for the automobile industry, Dura Automotive Systems, Inc., an automobile parts manufacturer and Relm Communications, a wireless communications company. He is Chairman and a director of Reinhold Industries, Inc., a composite material manufacturer. Mr. Whitney was an executive officer of Holbrook Patterson, Inc. a private company involved in furniture manufacturing within two years prior to Holbrook filing a petition under the federal bankruptcy laws.

     John T. Heald, Jr. age 54, has served as a Director of the Company since 1996. He has been Executive Vice President of Operations for Sappi Fine Paper Company, an international producer of coated woodfree paper, dissolving pulp and forest products since August, 1999. Mr. Heald was Executive Vice President of the Packaging Group of Union Camp Corporation, a manufacturer of paper, packaging, wood products and chemicals used in flavors and fragrances, from 1997 until 1999. From 1993 to 1997 he was Senior Vice President of the Converting Group of Union Camp Corporation. He also serves as a director of American Nutrition, Inc., a pet food manufacturing company.

OTHER DIRECTORS:

CLASS I (Term will expire at the 2000 Annual Meeting)

     Wendell M. Smith, age 64, has been a Director of the Company since 1984. He served as Chairman of the Board from November, 1988, through February, 1997, was Chief Executive Officer from 1984 through October, 1995 and was President from 1984 through August, 1993. He is the founder and President of Polestar Limited, and currently serves as a director of Bowne & Co., Inc., a provider of financial and commercial printing services.

     Samuel B. Fortenbaugh III, age 65, is a Senior Partner and a former Chairman of the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company. He has been a partner of that firm since 1980 and a Director of the Company since 1987.

     Judith A. Booth, age 57, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Booth was Vice President of Courier Corporation, a large book printer in the U.S. Ms. Booth joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

CLASS II (Term will expire at the 2001 Annual Meeting)

     Gerald A. Nathe, age 58, has served as Chairman of the Board of the Company since February, 1997, as Chief Executive Officer since October 1995, as President since August, 1993 and as a Director since 1987. He was a Vice President of the Company from July, 1990 through August, 1993.

     M. Richard Rose, age 66, has served as a Director of the Company since 1989. He is President Emeritus of the Rochester Institute of Technology, where he served as President and Chief Executive Officer from 1979 through June, 1992, when he retired. He is currently Chairman of the Board of Trustees of Roberts Wesleyan College and serves as a director of Unimail Corporation, a mail service company located in Rochester, New York.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are as follows:

                NAME                                             POSITION
                ----                                             --------
Gerald A. Nathe......................  Chairman of the Board, President, Chief Executive Officer
                                       and Director(1)
Akira Hara...........................  Vice President and Director(1)
S. Roger Johansson...................  Vice President
William J. Lauricella................  Vice President, Chief Financial Officer and Treasurer
Judith A. Booth......................  Director(2)
Samuel B. Fortenbaugh III............  Director(2)
John T. Heald, Jr....................  Director(3)
M. Richard Rose......................  Director(2)
Wendell M. Smith.....................  Director(3)
Ralph R. Whitney, Jr.................  Director(1)(3)

---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

     S. Roger Johansson, age 52, has been a Vice President of the Company since November, 1996. He was Managing Director of Baldwin Amal AB, a subsidiary of the Company from 1991 through 1997. In October, 1995, he was made head of the Company's European Sector, and since April, 1997, has served as President of the Company's Material Handling Group.

     William J. Lauricella, age 40, has been a Vice President of the Company since November, 1997. He joined the Company in 1989, was appointed Assistant Treasurer in 1990, Treasurer in 1992, and Chief Financial Officer in 1993.

     All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors.

     See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 1999, the Board held four regularly scheduled meetings, one special meeting and acted by written consent in lieu of meeting four times. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company received a $16,000 annual retainer and a fee of $1,000 for each meeting of the Board of Directors or Committee attended during the fiscal year ended June 30, 1999. The per-meeting fee is limited to one meeting per day.

     Non-employee Directors also received annual awards of stock options under the Company's 1990 Directors' Stock Option Plan (the "1990 Plan"), until the 1990 Plan was terminated in November, 1998. From 1990 through 1998, each year, on the third day following the Company's Annual Meeting of Stockholders, every eligible Director was automatically granted an option to purchase 1,000 shares of Common Stock, allocated between Class A Common Stock and Class B Common Stock in the same ratio as there were shares outstanding of Class A Common Stock to Class B Common Stock on such day. Under the 1990 Plan, options to purchase 32,923 shares of Class A Common Stock and 4,077 shares of Class B Common Stock were granted, of which options to purchase 24,070 shares of Class A Common Stock and 3,286 shares of Class B Common Stock remain outstanding, at exercise prices ranging from $2.56 to $5.50 for the options to purchase Class A Common Stock and at $3.20 to $6.88 for the options to purchase Class B Common Stock. Of the current Directors of the Company who received option grants under the 1990 Plan, three Directors were granted options to purchase 7,115 shares of Class A Common Stock (of which one Director exercised his options and purchased 2,644 shares) and 885 shares of Class B Common Stock; one Director was granted options to purchase 3,582 shares of Class A Common Stock and 418 shares of Class B Common Stock; and one Director was granted options to purchase 1,787 shares of Class A Common Stock and 213 shares of Class B Common Stock.

     The 1998 Non-Employee Stock Option Plan was adopted at the 1998 Annual Meeting of Stockholders (the "1998 Plan"). Under the 1998 Plan, non-employee Directors receive annual awards of stock options. Each year, following the Company's Annual Meeting of Stockholders, every eligible Director is automatically granted an option to purchase 3,000 shares of Class A Common Stock. Under the 1998 Plan, options to purchase 18,000 shares of Class A Common Stock were granted (3,000 shares each to six Directors) at an exercise price of $5.50 per share.

     A corporation controlled by one non-employee Director, Wendell M. Smith, has a consulting agreement with the Company. One employee Director, Akira Hara, has an employment agreement with one of the Company's subsidiaries; and one employee Director, Gerald A. Nathe, has an employment agreement with the Company. These agreements are described in detail in the Employment and Consulting Agreements section, below.

EXECUTIVE COMMITTEE

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 1999, the Executive Committee met three times and acted by written consent once. The Executive Committee presently consists of Gerald A. Nathe, Akira Hara and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

     The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting and meets with appropriate Company financial personnel and its independent certified public accountants in connection with these reviews. The Audit Committee recommends to the Board the appointment of independent certified public accountants to serve as auditors to examine the corporate accounts of the Company. During the fiscal year ended June 30, 1999, the Audit Committee met three times. The Audit Committee presently consists of John T. Heald, Jr., Wendell M. Smith and Ralph R. Whitney, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee has the responsibility for establishing the compensation arrangements for the executive officers of the Company. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan and the 1996 Stock Option Plan. During the fiscal year ended June 30, 1999, the Compensation and Stock Option Committee met four times. The Compensation and Stock Option Committee presently consists of Samuel B. Fortenbaugh III, Judith A. Booth and M. Richard Rose.

NOMINATING COMMITTEE

     The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee. The Executive Committee has the responsibility for recommending to the Board candidates to be considered for nomination to the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three non-employee Directors of the Company. The Committee has the responsibility for establishing the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company.

     Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for the fiscal year ended June 30, 1999 ("Fiscal 1999") as they affected the executive officers of the Company.

     Philosophy

     The Company is committed to increasing shareholder value through employee excellence. The Board, the Committee, and management all recognize the critical relationship between an employee's knowledge, skill, experience and incentives, and the success of the Company's business. The Company is, and must always be, customer driven. Historically, the Company's compensation philosophy has recognized entrepreneurial spirit, encouraged small business unit initiation and rewarded individual business unit performance. Performance was most often measured against budgeted or targeted income levels. During the fiscal year ended June 30, 1998 ("Fiscal 1998"), the Company implemented a new financial performance measurement system based on Economic Profit ("EP") which focuses on return on capital. The Company also adopted a new incentive compensation program, the Baldwin Technology Company, Inc. Executive and Key Person Cash Incentive Program (the "CIP"). Under the CIP, all executive officers and a number of key employees of the Company have their cash incentive compensation based on EP, either at the corporate, product group, or business unit level. Beginning with Fiscal 1999, an overall corporate-wide EP performance hurdle was established to ensure that cash incentive compensation payments under the CIP are made only if the overall corporate hurdle has been achieved.

     Executive Officers' Disclosure

     GENERAL. For each of the executive officers of the Company named in the Summary Compensation Table below, compensation consists of base salary (which is set by the officer's employment agreement), a bonus (which, beginning in Fiscal 1998 was calculated in accordance with the CIP described in the Philosophy section above, but for prior years was based on a formula tied to either the Company's consolidated net income and/or the income of a sector or subsidiary of the Company), stock options (which are tied to the long-term performance of the Company, as reflected by its stock price), and other perquisites. Certain of these executive officers also have supplemental retirement benefits reported under "Supplemental Retirement Benefits".

     FISCAL 1999 COMPENSATION. Mr. Hara's base salary is set by an employment agreement between Mr. Hara and a subsidiary of the Company, Baldwin Japan Limited (see the Employment and Consulting Agreements section, below). During fiscal 1999, Mr. Hara received a five (5%) percent increase in his base salary. Mr. Hara participates in the Company's CIP and has a portion of his cash incentive based on the results of the Graphic Products and Controls Group and a portion based on the Company's overall results. Due to the Company's overall performance level, Mr. Hara did not earn a bonus for Fiscal 1999. Also during Fiscal 1999, Mr. Hara was granted options to purchase 13,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his additional duties and responsibilities as President of the Company's Graphic Products and Controls Group.

     Mr. Johansson's base salary is set by an employment agreement with a subsidiary of the Company, Baldwin Europe Consolidated ("BEC"), effective October 16, 1997 (see the Employment and Consulting Agreements section, below). During Fiscal 1999, Mr. Johansson received an increase of five (5%) percent in his base salary. Mr. Johansson also participates in the Company's CIP and has a portion of his cash incentive based on the results of the Material Handling Group and a portion based on the Company's overall results. Due to the Company's overall performance level, Mr. Johansson did not earn a bonus for Fiscal 1999. Also during Fiscal 1999, Mr. Johansson was granted options to purchase 15,000 shares of Class A Common Stock of the Company in recognition of his additional duties and responsibilities as President of the Company's Material Handling Group.

     Mr. Lauricella's base salary is set by an employment agreement between Mr. Lauricella and the Company (see the Employment and Consulting Agreements section, below). During Fiscal 1999, Mr. Lauricella received an increase of five (5%) percent in his base salary. Due to the Company's overall performance level, Mr. Lauricella did not earn a bonus for Fiscal 1999; however, he was awarded a special, one-time payment in the amount of $10,000 for his extra duties as President of the Print On-Demand Group. In Fiscal 1999, the Committee forgave interest payments due from Mr. Lauricella in the total amount of $11,175 on a loan from the Company which Mr. Lauricella had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Summary Compensation Table. Also during Fiscal 1999, Mr. Lauricella was granted options to purchase 15,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his additional duties and responsibilities as a Vice President.

     CEO Disclosure

     Mr. Nathe's base salary is set by his employment agreement with the Company (see Employment and Consulting Agreements section, below). During Fiscal 1999, Mr. Nathe received a five (5%) percent increase in his base salary. Due to the Company's overall performance level, Mr. Nathe did not earn a bonus for Fiscal 1999. In Fiscal 1999, the Committee forgave an interest payment due from Mr. Nathe in the amount of $104,812 on a loan from the Company which Mr. Nathe had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Compensation Table. Also during Fiscal 1999, Mr. Nathe was granted options to purchase 16,500 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his duties and responsibilities as Chairman and President.

     Deductibility of Compensation under Federal Income Taxes

     Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts in the fiscal year ending June 30, 2000 ("Fiscal 2000") that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that fair market value stock options to be granted under the 1996 Stock Option Plan will qualify as "performance-based compensation" under Section 162(m) of the Code).

                                          Samuel B. Fortenbaugh III, Chairman
                                          Judith A. Booth
                                          M. Richard Rose

EXECUTIVE COMPENSATION

     The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company for the fiscal years ended June 30, 1999, 1998 and 1997, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                        ANNUAL COMPENSATION                ---------------
                            --------------------------------------------    STOCK OPTIONS
         NAME AND                                         OTHER ANNUAL     (NO. OF SHARES     ALL OTHER
    PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   COMPENSATION(2)   CLASS A/CLASS B   COMPENSATION
    ------------------      ----   --------   --------   ---------------   ---------------   ------------
Gerald A. Nathe...........  1999   $343,607        -0-              (3)          16,500/0      $107,615(4)
  Chairman of the Board,    1998   $326,598   $294,158                                0/0      $109,898
  President and Chief       1997   $265,510        -0-                           35,000/0      $106,333
  Executive Officer
Akira Hara................  1999   $313,832        -0-              (3)          13,000/0           -0-
  Vice President and
Director;                   1998   $314,764   $289,752                           25,000/0           -0-
  President -- Graphic      1997   $329,135   $234,642                           15,000/0           -0-
  Products and Controls
  Group
S. Roger Johansson........  1999   $138,263        -0-              (3)          15,000/0           -0-
  Vice President;           1998   $158,958   $114,458                           30,000/0           -0-
  President -- Material     1997   $152,897   $ 14,516                     30,000/100,000           -0-
  Handling Group
William J. Lauricella.....  1999   $189,169        -0-       $63,042(5)          15,000/0      $ 23,978(4)(6)
  Vice President, Chief     1998   $174,178   $127,804       $61,356             15,000/0      $ 38,709
  Financial Officer         1997   $155,608   $ 25,000                      35,000/20,000      $  9,500
  and Treasurer

---------------
(1) In accordance with the provisions of the new CIP, approximately 85% of the incentive bonus amounts set forth above for fiscal 1998 were paid in cash during fiscal 1999. The remainder was set aside in an incentive bonus bank and was forfeited in fiscal 1999 due to non-achievement of certain performance hurdles.

(2) Does not include retirement benefits -- see Supplemental Retirement Benefits below.

(3) Excluded where the aggregate of perquisites and other personal benefits is the lower of either $50,000 or 10% of the total salary and bonus.

(4) Includes forgiveness of interest payments due to the Company during Fiscal 1999 and Company contributions under the Company's Profit Sharing and Savings Plan.

(5) Includes $45,000 deferred compensation, $1,183 long term disability premiums, $2,450 club fees, $1,750 legal/financial services, $9,500 life insurance policy premiums and $3,159 car allowance.

(6) Includes a special one-time bonus payment of $10,000 for acting President of the Print On-Demand Group.

     The following table sets forth certain information relating to options granted during fiscal 1999 to purchase shares of Class A Common Stock of the Company, pursuant to the Company's 1996 Stock Option Plan (the "Plan"). These options become exercisable in three equal annual installments beginning on the second anniversary of the date of grant, subject to acceleration as set forth in the Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL
                                           GRANTS
                                        ------------                        POTENTIAL REALIZABLE
                                         % OF TOTAL                          VALUE(3) AT ASSUMED
                                        OPTIONS/SARS                     ANNUAL RATES OF STOCK PRICE
                                         GRANTED TO                    APPRECIATION FOR OPTION TERM(4)
                         OPTIONS/SARS    EMPLOYEES     EXERCISE    ---------------------------------------
                           GRANTED       IN FISCAL       PRICE     EXPIRATION
         NAME               (#/SH)        YEAR(1)      ($/SH)(2)      DATE      0%(5)     5%        10%
         ----            ------------   ------------   ---------   ----------   -----   -------   --------
G.A. Nathe.............     16,500          8.25%        $5.50      8/11/08     $   0   $57,072   $144,632
A. Hara................     13,000           6.5%        $5.50      8/11/08     $   0   $44,966   $113,953
S.R. Johansson.........     15,000           7.5%        $5.50      8/11/08     $   0   $51,884   $131,484
W.J. Lauricella........     15,000           7.5%        $5.50      8/11/08     $   0   $51,884   $131,484

---------------
(1) Options to purchase a total of 200,000 shares of Class A Common Stock were granted under the Plan to all employees as a group during the fiscal year ended June 30, 1999.

(2) The exercise price represents the closing price of the Company's Class A Common Stock as traded on the American Stock Exchange on the date of grant.

(3) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the Company's stock price. Actual gains, if any, on stock options are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All stock options granted during Fiscal 1999 were for a ten (10) year term.

(5) No gain to the optionee is possible without an increase in the stock price, which would benefit all stockholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

     The following table provides information concerning each option exercised during the fiscal year ended June 30, 1999 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                                                   VALUE OF
                                                                                                  UNEXERCISED
                                                                                                 IN-THE-MONEY
                                                                                                 OPTIONS/ SARS
                                                                    NUMBER OF UNEXERCISED        AT FY-END($)
                                                                         OPTIONS/SARS           ---------------
                                   SHARES                                AT FY-END(#)
                                 ACQUIRED ON        VALUE         --------------------------     EXERCISABLE/
             NAME                EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/ UNEXERCISABLE     UNEXERCISABLE
             ----                -----------    --------------    --------------------------    ---------------
G.A. Nathe.....................      -0-             -0-           311,666 / 39,834 Class A     $0 / $0 Class A
                                                                   180,000 / 20,000 Class B     $0 / $0 Class B
A. Hara........................      -0-             -0-           111,667 / 66,333 Class A     $0 / $0 Class A
                                                                    85,000 / 15,000 Class B     $0 / $0 Class B
S.R. Johansson.................      -0-             -0-            46,667 / 73,333 Class A     $0 / $0 Class A
                                                                    33,333 / 66,667 Class B     $0 / $0 Class B
W.J. Lauricella................      -0-             -0-            98,333 / 66,667 Class A     $0 / $0 Class A
                                                                    61,666 / 28,334 Class B     $0 / $0 Class B

---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where the value shown is zero, the exercise prices of all outstanding stock options at fiscal year end were greater than the fair market value of the Company's Class A Common Stock on the last day of fiscal 1999 ($2.938), or in the case of Class B stock, 125% of such fair market value of the Company's Class A Common Stock ($3.67).

                        SUPPLEMENTAL RETIREMENT BENEFITS

     Each of Messrs. Nathe, Hara and Johansson are entitled to supplemental retirement benefits in accordance with their respective employment agreements.

     Mr. Nathe's employment agreement provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The annual benefit is 40% of Mr. Nathe's final average compensation for his last three (3) years under his employment agreement. The estimated annual benefit is $208,604.

     Mr. Hara is a participant in the Retirement Allowance Plan for Representative Directors of Baldwin Japan Limited ("BJL") under his Employment Agreement executed in connection with the Stock Purchase Agreement between Mr. Hara and the Company made during FY1989. Under that plan, Mr. Hara is entitled to receive a retirement benefit equal to his then current base salary multiplied by years of service and a multiplication factor for the position served, payable in a single lump sum. The estimated amount of this lump sum benefit is $1,564,000. Mr. Hara shall also be entitled, if at retirement he has served as a Director of BJL for more than 20 years, at least 16 of which were as President and Representative Director, to receive a supplemental retirement allowance equal to 40% of the average of his three highest paid salary years during his employment by BJL. The supplemental retirement allowance is payable, beginning at age 65, for a minimum of 15 years or for life, whichever is longer. The estimated annual benefit of this supplemental retirement allowance is $133,000. As of October 1, 1999, Mr. Hara has taken a less active role in the management of BJL and has started to draw part of his supplemental retirement allowance.

     As required by Swedish law, Mr. Johansson is a participant in the Baldwin Amal AB retirement program, as are all Baldwin Amal employees. Pursuant to the terms of Mr. Johansson's employment agreement, Baldwin Amal is required to make additional contributions to the plan to ensure that adequate amounts have been accrued to allow Mr. Johansson to retire at age 60 and receive the same amount of pension he would have received had he worked until the normal retirement age of 65. In addition to contributions made to the plan by Baldwin Amal, Mr. Johansson has also made voluntary contributions to the plan. The estimated annual benefit, including amounts arising from Mr. Johansson's voluntary contribution, is $85,626.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Samuel B. Fortenbaugh III, a Director of the Company who serves on the Compensation and Stock Option Committee, is a partner in the law firm of Morgan, Lewis & Bockius LLP, who serves as the Company's counsel.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 1999 with the cumulative total return of the American Stock Exchange Market Value Index and a peer group based on selected companies from the Standard Industrial Classification ("SIC") Code 3555 -- Special Industry Machinery, Printing Trades Machinery and Equipment. The companies included in the peer group are: Multigraphics, Inc., Baldwin Technology Company, Inc., Check Technology Corp., Gunther International Ltd., Indigo, NV, Presstek Inc., Publishers Equipment Corp., Scitex Ltd., Stevens International Inc. and Xeikon, NV. The comparison assumes $100 was invested on June 30, 1994 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
         BALDWIN TECHNOLOGY COMPANY, INC., THE AMEX MARKET VALUE INDEX,
                                AND A PEER GROUP

                                                         BALDWIN                   PEER GROUP               AMEX MARKET VALUE
                                                       TECHNOLOGY                  ----------               -----------------
                                                      COMPANY, INC.
                                                      -------------
6/94                                                       100                         100                         100
6/95                                                       113                         168                         118
6/96                                                        79                         164                         136
6/97                                                        64                         138                         151
6/98                                                       131                         116                         177
6/99                                                        65                          89                         199

EMPLOYMENT AND CONSULTING AGREEMENTS

     Effective July 1, 1997, the Company entered into a new employment agreement with Gerald A. Nathe, its President and Chief Executive Officer, replacing an earlier agreement dated January 31, 1994. The new agreement provides that Mr. Nathe will be paid (x) an annual salary of no less than $318,000, (y) annual incentive compensation in an amount determined under the Company's Executive and Key Person Cash Incentive Program, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the removal of Mr. Nathe or the election of any other person as President or Chief Executive Officer of the Company, (ii) any merger or consolidation or sale of substantially all of the assets of the Company or change in control or liquidation of the Company, or (iii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Nathe following the termination of his employment with the Company, subject to a vesting schedule set forth in the agreement, (b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock, and (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to two hundred thousand shares of the Company's Class A Common Stock, in five equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $5.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. The market value of the Company's Class A Common Stock attained $5.875 per share on October 10, 1994 and 40,000 shares were transferred to Mr. Nathe at no cost to him. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company which was conducted by the Company at the date of such termination.

     In November, 1988, Baldwin Japan Limited ("BJL") entered into an employment agreement with Akira Hara, its President and a Director and Vice President of the Company, which provides for Mr. Hara's continued employment by BJL until the earlier of Mr. Hara's retirement (not before he attains age 61 or after he attains age 68) or his death or disability. Further, Mr. Hara has agreed not to compete with BJL for a period of three years after the termination of the employment agreement. Effective July 1, 1995, the employment agreement between Mr. Hara and BJL was amended to include a supplemental retirement allowance.

     Effective July 1, 1991, one of the Company's wholly-owned subsidiaries, Baldwin Asia Pacific Corporation ("BAP"), entered into a consulting agreement with A-Plus Ltd., a company owned by Mr. Hara. Under the consulting agreement, A-Plus Ltd. provided certain management services within the Asia Pacific Region, outside of Japan and Hong Kong, and received compensation equal to one percent (1%) of the after-tax profits for the twelve (12) month period ending on each June 30, that were earned by BAP up to a maximum of

$75,000. The consulting agreement had a one-year term and was automatically extended for additional one-year terms unless either party gave prior timely notice of termination. During fiscal 1997, notice was given, and the consulting agreement was terminated. The amount earned by A-Plus Ltd. during the fiscal year ended June 30, 1997 under the agreement was $33,517; said amount is included for Mr. Hara in the Summary Compensation Table above as Bonus.

     In October, 1997, one of the Company's subsidiaries, Baldwin Europe Consolidated B.V. ("BEC") entered into an employment agreement with S. Roger Johansson, Managing Director of BEC, which provides for (a) a minimum base annual salary of 1,243,922 SEK to be paid to Mr. Johansson, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) guaranteed pension, health insurance and group insurance as customary in Sweden, and (d) the option of early retirement at age fifty-seven
(57). The agreement is for a term of one-year and is automatically renewed for subsequent one (1) year periods unless canceled by either party.

     On March 11, 1998, the Company entered into an employment agreement with William J. Lauricella, Vice President, Chief Financial Officer and Treasurer. The employment agreement provides for (a) a minimum base salary of $181,440 to be paid to Mr. Lauricella, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) deferred compensation for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement terminates on June 30, 2003.

                              CERTAIN TRANSACTIONS

     The Company retains the law firm of Morgan, Lewis & Bockius LLP as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, is a partner of Morgan, Lewis & Bockius LLP.

     On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President, Chief Executive Officer and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. On March 11, 1994, the Company entered into a loan and pledge agreement with William J. Lauricella, Chief Financial Officer and Treasurer of the Company, pursuant to which the Company loaned Mr. Lauricella $164,063 to enable him to purchase 25,000 shares of the Company's Class B Common Stock from a non-employee stockholder. Each of such loans is evidenced by a demand promissory note bearing interest equal to the 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares. The maximum amounts of the loans outstanding, including interest, during the year ended June 30, 1999 were $1,605,000 and $176,000 for Messrs. Nathe and Lauricella, respectively. During the year ended June 30, 1999, the Company forgave interest payments owing by Mr. Nathe and Mr. Lauricella in the amounts of $104,812 and $11,175, respectively, which amounts are included for Messrs. Nathe and Lauricella in "All Other Compensation" in the Summary Compensation Table above.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP audited the accounts of the Company for the fiscal year ending June 30, 1999. PricewaterhouseCoopers LLP or its predecessor, Price Waterhouse LLP has audited the accounts of the Company since 1968.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company's 2000 proxy statement provided they are received by the Company no later than June 17, 2000 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                                CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more that ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 1999, to the best of the Company's knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster
                                          Secretary

                                REVOCABLE PROXY
                        BALDWIN TECHNOLOGY COMPANY, INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 1999
                              CLASS A COMMON STOCK
     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on November 16, 1999 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.


          Please be sure to sign and date this Proxy in the box below.

          -----------------
                Date

          ------------------------------------------------------------
          Stockholder sign above         Co-holder (if any) sign above

                                                         With-   For All
1. To elect three Class III Directors to          For    hold    Except
   serve for three-year terms or until their      [ ]     [ ]      [ ]
   successors are elected and qualified:

   Akira Hara, Ralph R. Whitney, Jr. and John T. Heald, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

           MARK HERE IF YOU PLAN TO ATTEND THE MEETING. --------> [ ]

           MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. --------> [ ]

           Name:________________________________________________

           Address:_____________________________________________

           _____________________________________________________

--------------------------------------------------------------------------------
- DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -
                        BALDWIN TECHNOLOGY COMPANY, INC.
________________________________________________________________________________

                PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
________________________________________________________________________________
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as your name appears hereon.

                                REVOCABLE PROXY
                        BALDWIN TECHNOLOGY COMPANY, INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 1999
                              CLASS B COMMON STOCK
     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on November 16, 1999 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.


          Please be sure to sign and date this Proxy in the box below.

          -----------------
                Date

          ------------------------------------------------------------
          Stockholder sign above         Co-holder (if any) sign above

                                                         With-   For All
1. To elect three Class III Directors to          For    hold    Except
   serve for three-year terms or until their      [ ]     [ ]      [ ]
   successors are elected and qualified:

   Akira Hara, Ralph R. Whitney, Jr. and John T. Heald, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

           MARK HERE IF YOU PLAN TO ATTEND THE MEETING. --------> [ ]

           MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. --------> [ ]

           Name:________________________________________________

           Address:_____________________________________________

           _____________________________________________________

--------------------------------------------------------------------------------
- DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -
                        BALDWIN TECHNOLOGY COMPANY, INC.
________________________________________________________________________________

                PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
________________________________________________________________________________
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as your name appears hereon.